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                                                                       Exhibit 3


                                RESTATED BY-LAWS

                                       OF

                                 SHONEY'S, INC.


                                    ARTICLE I

                                     OFFICES

         The executive offices of the Corporation shall be in Davidson County, Tennessee, but the Corporation may have other offices at such places as the Board of Directors may from time to time decide or as the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at the call of the Board of Directors on a date and at a time and place, either within or without the State of Tennessee, as may be selected by the Board of Directors.

         Section 2. Special Meeting. Special Meetings of the shareholders may be called at any time by the Chairman of the Board or the Board of Directors, and shall be called by the Board of Directors if the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's Secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held. The special meeting shall be held at such time and place, either within or without the State of Tennessee, as is designated in the call of the meeting by the Chairman of the Board or the Board of Directors. The Board of Directors shall fix the record date (which shall be a future date) for a special meeting. If the meeting is to be called by the Board of Directors pursuant to demands delivered by the holders of at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, then, within 20 days after the date on which such demands are received, the Board of Directors shall fix the record date. If no record date has been fixed by the Board of Directors within 20 days of the date on which such demands are received, the record date for the special meeting shall be the thirtieth day after the date on which such demands were received.

         Any shareholder of record seeking to join with other shareholders in demanding a special meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date to determine the shareholders entitled to demand a special meeting. The Board of


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Directors shall promptly, but in all events within 15 days after the date on which such a request is received, adopt a resolution fixing the record date to determine the shareholders entitled to demand a special meeting, which record date shall not exceed 30 days from the date on which the request was received. If no record date has been fixed by the Board of Directors within 15 days of the date on which such a request is received, the record date for the determination of shareholders entitled to demand a special meeting shall be the thirtieth day after the date on which such request was received.

         Section 3. Notice of Meeting. Written notice stating the place, day and hour of annual and special meetings of shareholders shall be given to each shareholder, either personally or by mail to his last address of record with the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called and person or persons calling the meeting, and, if the meeting is being called pursuant to demands delivered by the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, that the meeting is being so called. Notice of any meeting so called shall be given within one month after the date the demands were delivered to the Corporation's Secretary. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting.

         Section 4. Voting. At all meetings of shareholders, all shareholders of record shall be entitled to one vote for each share of stock standing in their name and may vote either in person or by proxy. Proxies shall be filed with the Secretary of the meeting before being voted or counted for the purpose of determining the presence of a quorum.

         Section 5. Quorum. At all meetings of shareholders, a majority of the outstanding shares of stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. Unless a greater vote specifically is required by the Tennessee Business Corporation Act or the Corporation's charter or By-laws, if a quorum is present at a meeting of the Corporation's shareholders, a matter that may come before the meeting is adopted if the number of votes cast in favor of the matter exceeds the number of votes cast against the proposal. If, however, such majority shall not be present or represented by proxy at any meeting of the shareholders, the presiding officer or a majority of the shares so represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares shall be represented so that any business may be transacted which might have been transacted at the meeting as provided in the original notice.

         Section 6. Action by Consent. Whenever the shareholders of the Corporation are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all of the persons or entities entitled to vote thereon.



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         Section 7. Advance Notice of Shareholder Proposals. At any annual or special meeting of shareholders, proposals by shareholders and persons nominated for election as Directors by shareholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the Charter and By-Laws of the Corporation. Notice of any proposal to be presented by any shareholder or of the name of any person to be nominated by any shareholder for election as a Director of the Corporation at any meeting of shareholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of the annual meeting if the Corporation shall have previously disclosed, in these ByLaws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date. Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder's name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder and any material interest of such shareholder in the proposal (other than as a shareholder). Any shareholder desiring to nominate any person for election as a Director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs
(a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), such person's signed consent to serve as a Director of the Corporation if elected, such shareholder's name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.


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         Section 8. Inspectors of Election; Opening and Closing the Polls. The
Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of shareholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of shareholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

         The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. Number and Qualifications. The business and affairs of the Corporation shall be managed and controlled by a Board of Directors consisting of eleven directors. Directors need not be shareholders of the Corporation. In addition to the Directors who are elected by the shareholders, the Board of Directors, from time to time, may appoint persons as advisory directors, to serve such terms and perform such duties as the Board of Directors shall determine upon appointing any person as an advisory director. Advisory directors shall not be entitled to vote on any matter to come before the Board of Directors. Advisory directors may be removed at any time by a vote of the Board of Directors. The provisions of Article III, Sections 2 through 12 of these Bylaws shall not apply to advisory directors.

         Section 2. Nominations by Shareholders. Shareholders who wish to nominate persons for election as Directors of the Corporation shall comply with the requirements of ARTICLE II, Section 7 of these By-Laws.

         Section 3. Election and Term of Office. The Directors shall be elected at the annual meeting of shareholders; but if any such annual meeting is not held or if the Directors are not elected at any such annual meeting, the Directors may be elected at any special meeting of the shareholders. Directors shall be elected by a plurality of the votes cast. The Directors shall hold office until the next annual meeting of shareholders and thereafter until their respective successors have been elected and qualified.

         Section 4. Meetings. Regular meetings of the Directors shall be held annually following the annual meeting of the shareholders and may be held without notice at such other


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places and times as may be determined by the Board of Directors. In addition, during the four month period from August 10, 1997 through and including December 10, 1997, the Board of Directors shall hold at least one regularly scheduled meeting every month at such times as may from time to time be fixed by the Board of Directors and the Board of Directors shall hold regular meetings every month thereafter until such time as the Board of Directors determines that such monthly meeting is not necessary. Special meetings of the Directors may be called at any time by the Chairman of the Board, the Chairman of the Executive Committee of the Board of Directors, or a majority of the Directors or by the other persons authorized to call such a meeting pursuant to these Bylaws, on at least one day's notice sent by any usual means of communication. Notice of any such meeting may be waived by the person or persons entitled thereto by signing a written waiver of notice at any time before or after the meeting is completed. Attendance of a Director at a meeting shall constitute a waiver of notice thereof unless such attendance is for the express purpose of objecting to such meeting. Any meeting of the Board of Directors may be held within or without the State of Tennessee at such place as may be determined by the person or persons calling the meeting.

         Section 5. Quorum. A majority of the total number of Directors then in office shall constitute a quorum for the transaction of business; and the vote or action of a majority of the Directors present at any meeting at which a quorum is had shall decide any matter that may come before the meeting and shall be the act of the Board unless otherwise specifically required by law or by express provision of the charter or By-laws of the Corporation.

         Section 6. Action by Consent. Any action required or permitted to be taken by the Directors of the Corporation may be taken without a meeting on written consent, setting forth the action so taken, signed by all the Directors entitled to vote thereon.

         Section 7. Vacancies. Vacancies in the Board of Directors occurring for any reason, including an increase in the number of Directors, resignation, or the removal of any Director with or without cause, may be filled by vote of a majority of the Directors then in office although less than a quorum exists; but if the offices of a majority of the entire Board of Directors shall be vacant at the same time, such vacancies shall be filled only by vote of the shareholders. A director elected to fill any vacancy shall hold office until the next annual meeting of shareholders and thereafter until his successor has been elected and qualified.

         Section 8. Removal and Resignation. Any or all of the Directors may be removed with or without cause, at any time, by vote of the shareholders. Any Director may resign at any time, such resignation to be made in writing and to take effect immediately or on such later date as may be specified therein without acceptance.

         Section 9. Committees.

                   (a) The Executive Committee of the Board of Directors shall act on behalf of the Board of Directors between scheduled meetings of the Board of Directors and



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         exercise all powers of the Board of Directors and the powers granted to the Chairman of the Board of Directors by Article IV, Section 3 of these Bylaws, including, without limitation, the power to call meetings of the Board of Directors and to set the agenda for meetings of the Board of Directors; provided, however, that the Executive Committee shall not have the authority to take any action that is prohibited by the Tennessee Business Corporation Act. The Chairman of the Executive Committee shall have the power to call meetings of the Board of Directors or the Executive Committee and, from and after the date that
         B. Franklin Skinner is no longer the Chairman of the Executive Committee, any two members of the Executive Committee acting together shall be entitled to call meetings of the Board of Directors or the Executive Committee on at least one day's notice sent by any usual means of communication. Each member of the Executive Committee shall have the right to add items to the agenda of meetings of the Board of Directors or the Executive Committee. The quorum for all meetings of the Executive Committee shall be three, at least one of whom shall be a Committee Nominee (as defined in the Agreement dated as of August 10, 1997 (the "Agreement"), as the same shall be amended from time to time, among the Company, Raymond D. Schoenbaum and Betty J. Schoenbaum (the Schoenbaums being collectively referred to as the "Shareholders Committee")), and the act of a majority of those present at a meeting of the Executive Committee at which a quorum is present shall be the act of the committee.

                  (b) The Operations Committee of the Board of Directors shall consist of four members and shall review and make recommendations to the Board of Directors concerning all aspects of the Company's business and its current and future business and financial strategies, transactional opportunities and the enhancement of shareholder value. In addition, the Operations Committee shall have oversight responsibility with respect to all aspects of the day-to-day operations of the Company, including the marketing, capital expenditure and budget plans for the Company, and shall review and make recommendations regarding the debt structure and capital structure of the Company. The Operations Committee shall hold meetings as often as the Operations Committee believes necessary but in any event for the first two months after August 10, 1997 the Operations Committee shall meet no less than every two weeks. Each member of the Operations Committee shall have, and management of the Company shall ensure that each member of the Operations Committee shall have, access to all such information regarding the Company and all contacts with such employees and franchisees as such member shall request. The Operations Committee shall make a report to the Board on a monthly basis (or more often, if necessary or appropriate) and the agenda of each Board meeting shall provide for the making by the Operations Committee of such report. The members of the Operations Committee shall receive the information set forth on Annex I hereto in accordance with the time frames set forth in such Annex I. The quorum for all meetings of the Operations Committee shall be two members, at least one of whom shall be a Committee Nominee and one of whom shall be a person other than a Committee Nominee. The act of a majority of those present at



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         a meeting of the Operations Committee at which a quorum is present shall be the act of such committee.

                  (c) From time to time, a majority of the entire Board of Directors may by resolution appoint any other committee or committees for the purpose or purposes to the extent permitted by law, which committee or committees shall have such powers as shall be specified in the resolution of appointment.

         Section 10. Participation in Meetings. The members of the Board of Directors, or any committee appointed by the Board, may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such means shall constitute presence in person at such meeting. The Directors shall be promptly furnished a copy of the minutes of the Board of Directors' meetings.

         Section 11. Compensation. The Directors shall receive compensation or salary for their services as Directors, said sum to be fixed by proper resolution of the Board of Directors, and said salary and compensation may include a fixed sum for expenses of attending the meetings of the Board of Directors. A Director may serve the Corporation in a capacity other than that of a Director and receive compensation for services rendered in such other capacity.

         Section 12. Access to Information. Each member of the Board of Directors shall be entitled to receive promptly upon request all information regarding the Corporation which such director requests.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. Designation. The officers of the Corporation shall be a Chairman Emeritus of the Board (which office shall be optional with the Board of Directors), a Chairman of the Board, a President, one or more Division Presidents, one or more Vice Presidents, a Secretary and a Treasurer and such other officers, agents and employees as may from time to time be elected, chosen or appointed by the Board of Directors. Any Vice President may be designated as Executive Vice President or Senior Vice President or such other title as the Board may determine. Any two or more of such offices may be held by the same person except the offices of President and Secretary.

         Section 2. Chairman Emeritus. The Chairman Emeritus of the Board shall be an honorary and optional position. The Chairman Emeritus shall be an Advisory director of the Corporation pursuant to Article III of these Bylaws. In addition, the Chairman Emeritus shall



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have such duties with regard to the general and active management of the
Corporation as may be prescribed from time to time by the Board of Directors or by the By-laws.

         Section 3. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and the Board of Directors, and he shall call regular and special meetings of the shareholders and Board of Directors in accordance with these By-laws. He shall perform such other duties as may be prescribed by the Board. The Board may designate the Chairman chief executive officer of the Corporation.

         Section 4. President. The President shall have general supervision of the affairs and property of the Corporation, subject to the direction of the Board of Directors and the Chairman of the Board. He shall manage and control the regular business of the Corporation; and he may appoint agents and employees of the Corporation, other than officers elected or appointed by the Board, subject to the approval of the Board. In the absence of the Chairman of the Board, the President shall preside at any meeting of the shareholders or the Board of Directors. He shall perform such other duties as may from time to time be prescribed by the Board.

         Section 5. Division President. The Division President or Division Presidents shall assist the President in the management of the Corporation, shall have general supervision of the affairs and property of that division of the Corporation over which he is President, and shall have such other duties as may from time to time be prescribed by the Board, the Chairman of the Board, or President. In the absence, disqualification or incapacity of the President, the senior Division President, if senior to the senior Vice President, shall perform the duties and exercise the powers of the President.

         Section 6. Vice President. The Vice President or Vice Presidents shall assist the President in the management of the Corporation and shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, or President. In the absence, disqualification or incapacity of the President, the senior Vice President shall perform the duties and exercise the powers of the President.

         Section 7. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and the Board of Directors in appropriate books, and he shall attend to the giving of all notices for the Corporation. He shall have charge of the seal and stock books of the Corporation and such other books and papers as the Board may direct, and he shall in general perform all duties incident to the office of Secretary of the Corporation. He shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board, or President.

         Section 8. Treasurer. The Treasurer shall have the care and custody of all funds and securities of the Corporation, and he shall in general perform all duties incident to the office of




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Treasurer of the Corporation. He shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board, or President.

         Section 9. Other Officers. The Board of Directors may appoint, or may authorize the Chairman of the Board or President to appoint, assistant secretaries and assistant treasurers and such other officers as the Board may from time to time decide, who shall have such authority and perform such duties as may from time to time be prescribed by the Board or designated by the President.

         Section 10. Election and Term of Office. The officers shall be elected or appointed at the regular meeting of the Board of Directors following the annual meeting of shareholders, provided that any vacancy or newly created office may be filled at a special meeting or other regular meeting of the Board. Unless otherwise determined by the Board, each officer shall hold office until the next regular meeting of the Board following the annual meeting of shareholders and thereafter until his successor has been elected or appointed and qualified.

         Section 11. Compensation. The Board of Directors, or one of its duly appointed committees, shall fix the salaries of the officers of the Corporation. The compensation of other agents and employees of the Corporation may be fixed by the Board of Directors or by an officer or officers for whom that function has been delegated by the Board.


                                    ARTICLE V

                                     SHARES

         Section 1. Certificates. The shares of the Corporation shall be represented by certificates in such form as the Board of Directors may from time to time prescribe. Such certificates shall be numbered consecutively in the order in which they are issued, which numbering system may be separated by class or series if there shall be more than one class or series of shares. The certificates shall be signed by the Chairman of the Board and Secretary unless the Board of Directors shall otherwise designate any two officers of the Corporation for such purpose.

         Section 2. Record. The name and address of all persons to whom the shares of the Corporation are issued, the number of shares, and the date of issue shall be entered on the books of the Corporation. It shall be the duty of each shareholder to notify the Corporation of his address.

         Section 3. Transfers. The shares of the Corporation are transferable only on the books of the Corporation by the registered holder thereof, either in person or by power of attorney, and upon delivery and surrender of the certificate representing such shares properly




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endorsed for transfer. Certificates exchanged or surrendered shall be canceled by the Secretary and placed in the corporate records.

         Section 4. Loss of Certificates. In case of the loss, mutilation or destruction of a certificate representing shares of the Corporation, a duplicate certificate may be issued on such terms as the Board of Directors shall prescribe.

         Section 5. Transfer Agent, Registrar. The Board of Directors may appoint a transfer agent or agents and/or a registrar, and a dividend disbursing agent for the Corporation.


                                   ARTICLE VI

                                      SEAL

         Section 1. Authority to Adopt. The Corporation may have a seal in such form as the Board of Directors may adopt, and the Board of Directors may from time to time change the form of the seal of the Corporation.

         Section 2. Scroll Seal. In the event the Board shall not have adopted a seal or if it is inconvenient to use the adopted seal at any time, an authorized signature made in the name of and on behalf of the Corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the Corporation.


                                   ARTICLE VII

                                   FISCAL YEAR

         The fiscal year of the Corporation shall end on the last Sunday of October of each year, but the Board of Directors may from time to time change the fiscal year of the Corporation.


                                  ARTICLE VIII

                         DIVIDENDS, SURPLUS AND RESERVES

         Section 1. Dividends. The Board of Directors may declare dividends from the Corporation's net earnings, or from the surplus of its assets over its liabilities, including capital, but not otherwise. The Board of Directors may issue stock dividends, provided the Corporation has a surplus equal in value, at a fair valuation, to such stock issued as a dividend;



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and provided, further, that the surplus of the Corporation is reduced in an amount equal to the value of the stock issued as a stock dividend.

         Section 2. Surplus and Reserves. Before making any distribution of proceeds, there may be set aside out of the net proceeds of the Corporation such sums for maintaining any property of the Corporation, or for any other purpose, and any profits of any year not distributed as dividends shall be deemed to have been thus set aside until otherwise disposed of by the Board of Directors, and the Board of Directors may abolish any such reserve in its absolute discretion.


                                   ARTICLE IX

                                    INDEMNITY

         Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) by reason of the fact that he is or was serving as an officer or director or employee of the Corporation or is or was serving at the request of the Corporation as a Director or officer of the Corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation, and, in criminal proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful, to the maximum extent permitted by, and in the manner provided by, the Tennessee Business Corporation Act. In the event of a settlement, however, the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being in the best interest of the Corporation. The foregoing right of indemnification shall be in addition to and not exclusive of all rights to which said Directors, officers or employees may be entitled.


                                    ARTICLE X

                                   AMENDMENTS

         The shareholders of the Corporation may adopt new Bylaws and may amend or repeal any or all of these Bylaws at any annual or special meeting provided, however, that notice of intention to amend shall have been contained in the notice of any special meeting called for that purpose; and also the Board of Directors may adopt new Bylaws and may amend or repeal these Bylaws by the vote of a majority of the entire Board, and provided further that any bylaw adopted by the Board may be amended or repealed by the shareholders. Notwithstanding the




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foregoing, until June 30, 1998 the Board of Directors will not amend the provisions of the first sentence of Section 1, Sections 4, 9(a), 9(b), 9(c) or 12 of Article III, this Article X, or Article XI of these Bylaws, or adopt any new bylaw which is inconsistent in any manner with such provisions, without the affirmative vote of at least 75% of the members of the Board of Directors. The Board of Directors may amend Bylaws adopted by the shareholders, provided that shareholders may from time to time specify particular provisions of these Bylaws which shall not be amended by the Board of Directors.


                                   ARTICLE XI

                            SIGNIFICANT TRANSACTIONS

         No Significant Transaction (as defined below) shall be undertaken without the specific approval of the Board of Directors of such Significant Transaction. Significant Transaction shall mean (i) the sale, lease, exchange or other disposition of all or substantially all of the business operations or assets of the Company in a single transaction or in a series of transactions,
(ii) the sale, lease or exchange or other disposition of (A) the Shoney's division, the Captain D's division or any individual asset or group of related assets of the Company in a single transaction or in a series of related transactions involving more than $5 million (except that transactions shall not be considered to be related solely because they are adopted by the Board as part of a common plan), (B) assets in a single transaction or in a series of transactions to a single purchaser involving more than $5 million (C) any asset or group of related assets to any current or former officer, director, or employee of the Company, any person who has an ongoing material business or financial relationship with any such current or former officer, director or employee of the Company, any Affiliate or Associate (each as defined in Rule 12b-2 under the Securities Exchange Act of 1934 and shall include persons who become Affiliates or Associates of any person subsequent to August 10, 1997) of the foregoing, or any entity owned in whole or in part by any of the foregoing (other than an entity whose securities are publicly traded and in which the foregoing own less than 5% of the outstanding equity interests of such entity),
(iii) the acquisition of (A) any restaurant or restaurants in a single transaction or series of related transactions involving more than $5 million or
(B) business operations or assets in a single transaction or series of related transactions involving more than $5 million other than, in the case of this clause (B), those acquisitions contained in the capital budget plan of the Company previously approved by the Board, (iv) the authorization of the dissolution of the Company or the winding up or seeking of voluntary bankruptcy or voluntary insolvency protection, (v) the consent by the Company to a third-party seeking an order authorizing the involuntary dissolution or involuntary bankruptcy of the Company, (vi) the authorization of any merger, consolidation, reorganization or other business combination (other than any merger in which both (A) the Company is the surviving ultimate parent entity and
(B) the holders of the voting securities of the Company prior to such transaction continue to hold at least 85% of the equity interests and voting power of the Company after the transaction), (vii) the declaration of any dividend or authorization of any distribution in excess of regular and




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


customary dividends, or (viii) the approval of any restructuring of indebtedness of the Company or any of its subsidiaries involving amounts in excess of $25 million, or the material modification of the terms of any indebtedness or obligation of the Company or any of its subsidiaries for borrowed money involving amounts in excess of $25 million.





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

                                   ANNEX I

      INFORMATION TO BE PROVIDED TO MEMBERS OF THE OPERATIONS COMMITTEE


Information to be provided weekly:

     1.    Information regarding same store sales, broken down as follows:

           a.  Company-owned vs. Franchised.
           b.  Captain D's, Shoney's and casual dining.
           c.  Regional (geographic divisions).
           d.  Sales attributable to coupons, to the extent available.

     2.    Information regarding labor and food costs, broken down as follows:

           a.  Company-owned vs., to the extent available, Franchised.
           b.  Captain D's, Shoney's and casual dining.
           c.  Regional (geographic divisions).


Information to be provided for each four-week period:

     1.    Financial statements, including:

           a.  Balance sheet and income statement.
           b.  Break out of Captain D's, Shoney's and casual dining segments.
           c. Comparison of actual vs. prior year vs., to the extent available, budget.

     2.    Shopper reports.